Exhibit 99.1

Shoals Technologies Group, Inc. Reports Financial Results for Fourth Quarter 2021

– Record Revenue and Gross Profit for Full Year 2021 –
– System Solutions Revenue Increased 29% Year-Over-Year in the Fourth Quarter –
– Gross Margin of 38.8% for the Full Year 2021 –
– Backlog and Awarded Orders Nearly Doubled Year-Over-Year to a Record $299.0 million –
– Revenue Growth Expected to Accelerate in 2022 –

PORTLAND, TN. – March 10, 2022 (GLOBE NEWSWIRE) – Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a leading provider of electrical balance of system (“EBOS”) solutions for solar, battery storage and electric vehicle charging infrastructure, today announced results for its fourth quarter ended December 31, 2021.

“Despite the challenges posed by the COVID-19 pandemic and unprecedented supply chain disruptions, Shoals delivered record revenue and gross profit in 2021. Revenue and gross profit grew 21% and 24%, respectively, and gross margin increased to 38.8%. Adjusted EBITDA increased modestly year-over-year as a result of investments we made in human capital infrastructure to support our growth initiatives, including international expansion, our new EV business unit, expanded storage offerings, and new product development, as well as public company costs,” said Jason Whitaker, Chief Executive Officer of Shoals.

Mr. Whitaker added, “The hard work we did in 2021 to convert more customers to BLA, introduce new products, establish a presence in Europe and launch our EV business is going to accelerate our growth in 2022. We now have four times as many BLA customers as we did twelve months ago. Last month we received our IEC certification in Europe, which was the last regulatory hurdle before we could sell our products across the EU. We began shipping our Phase 1 wire management solutions last year, started manufacturing the first order of our Phase 2 IV curve benchmarking product in the fourth quarter, and remain on schedule to introduce BLA 2.0 and high capacity plug-and-play wire harnesses later this year. Lastly, we have made tremendous progress over the past six months in our new EV business, including commercializing our first products, signing our first MSA with a charge point operator and opening our eMobility Innovation Center, which serves as a showcase to demonstrate our technology to prospective customers.”

“Our backlog and awarded orders of $299.0 million at year end 2021 is nearly twice what it was at the end of 2020 and underscores the momentum that is building across our business. To support our growth, we continue to expand our engineering and sales teams and will be opening an additional manufacturing facility which will more than double our production capacity,” said Mr. Whitaker.

“While demand for our products is accelerating, the current environment is dynamic and we are closely monitoring our supply chain, labor costs, materials costs and logistics availability,” concluded Mr. Whitaker.

Fourth Quarter 2021 Financial Results
Revenue was $48.0 million, compared to $38.8 million for the prior-year period, an increase of 24%, driven by an increase of 29% in System Solution revenue and a 15% increase in Components revenue.

The growth in System Solutions reflects strong demand for the Company’s combine-as-you-go system. System Solutions represented 68% of revenue in the quarter versus 65% in the prior-year period.

Gross profit increased 7% to $15.9 million, compared to $14.8 million in the prior-year period. Gross profit as a percentage of revenue was 33.1% compared to 38.3% in the prior-year period, due to approximately $1.0 million of higher material and logistics costs. The Company expects additional costs of approximately $3.0 million in the first half of 2022, with gross margin expected to normalize at levels in line with what the Company has achieved historically.

General and administrative expenses were $11.0 million, compared to $5.6 million during the same period in the prior year. This change was primarily a result of higher non-cash stock-based compensation, planned increases in payroll expense due to higher headcount to support growth and new product initiatives, and new public company costs.

Income from operations was $2.7 million, compared to $7.2 million during the same period in the prior year.

Net loss was $2.2 million, compared to net income of $4.2 million during the same period in the prior year. This change was primarily due to higher general and administrative expenses and higher interest expense partially offset by a tax benefit. Net income for 2021 is not directly comparable to 2020 because prior to its IPO, the Company was organized as a tax flow-through partnership rather than a corporation and did not record income taxes. Basic and diluted loss per share was $(0.04).

Adjusted EBITDA was $11.3 million, compared to $14.1 million for the prior-year period.
Adjusted net income was $0.9 million, compared to $9.0 million during the same period in the prior year. Adjusted diluted earnings per share was $0.01.

Backlog and Awarded Orders
The Company’s backlog and awarded orders on December 31, 2021 were $299.0 million, representing a new record for the company and an increase of 94% and 10% versus the same time last year and September 30, 2021, respectively. The increase in backlog and awarded orders reflects continued robust demand for the company’s products.

First Quarter 2022 and Full Year 2022 Outlook
The Company is updating its outlook for the quarter ended March 31, 2022. It is not the Company’s intention to provide quarterly guidance on an ongoing basis. Based on current market conditions, business trends and other factors, for the quarter ended March 31, 2022, the Company expects:
•Revenues to be in the range of $68 million to $74 million
•Adjusted EBITDA to be in the range of $16 million to $20 million
•Adjusted net income to be in the range of $10 to $13 million

Based on current business conditions, business trends and other factors, for the full year 2022 ending December 31, 2022, the Company expects:
•Revenues to be in the range of $300 million to $350 million
•Adjusted EBITDA to be in the range of $79 million to $97 million
•Adjusted net income to be in the range of $54 to $69 million

A reconciliation of the Company’s non-GAAP measures to the applicable GAAP measures are found within this release.

Webcast and Conference Call Information
Company management will host a webcast and conference call on March 10, 2022, at 5:00 p.m. Eastern Time, to discuss the Company's financial results.
Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://investors.shoals.com.
The conference call can be accessed live over the phone by dialing 1-855-327-6837 (domestic) or + 1-631-891-4304 (international). A telephonic replay will be available approximately two hours after the call by dialing 1-844-512-2921 or for international callers, + 1-412-317-6671. The conference ID for the live call and pin number for the replay is 10018280. The replay will be available until 11:59 p.m. Eastern Time on March 24, 2021.
About Shoals Technologies Group, Inc.
Shoals Technologies Group, Inc. is a leading provider of electrical balance of system (“EBOS”) solutions for solar, battery storage and electric vehicle charging infrastructure. The Company’s mission is to provide innovative products that reduce the cost of installation while improving system performance, reliability and safety. At least one Shoals’ product was used on more than half of the solar energy projects installed in the U.S. in 2020. To learn more about Shoals Technologies, please visit the company's website at https://www.shoals.com.
Investor Relations Contact
Shoals Technologies Group, Inc.
Email: investors@shoals.com
Phone: 615-323-9836

Forward-Looking Statements
This report contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” "seek," “should,” “will,” “would” or similar expressions and the negatives of those terms.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this report with the understanding that our actual future results may be materially different from what we expect.
Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Non-GAAP Financial Measures
(1) A reconciliation of projected adjusted EBITDA, adjusted net income, and adjusted diluted earnings per share, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty in predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from adjusted EBITDA and adjusted net income per share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, "non-GAAP adjustments").

Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS
We define Adjusted EBITDA as net income (loss) plus (i) interest expense, net, (ii) income taxes expense, (iii) depreciation expense, (iv) amortization of intangibles, (v) payable pursuant to the tax receivable agreement liability adjustment, (vi) loss on debt repayment, (vii) equity-based compensation, (viii) acquisition-related expenses (ix) COVID-19 expenses and (x) non-recurring and other expenses. We define Adjusted Net Income as net income (loss) plus (i) amortization of intangibles, (ii) payable pursuant to the tax receivable agreement liability adjustment, (iii) loss on debt repayment, (iv) amortization of deferred financing costs, (v) equity-based compensation, (vi) acquisition-related expenses (vii) COVID-19 expenses and (viii) non-recurring and other expenses, all net of applicable income taxes. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average shares of Class A common shares outstanding for the applicable period, which assumes the pro forma exchange of all outstanding Class B common shares for Class A common shares.

Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, GAAP. We present Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS: (i) as factors in evaluating management’s performance when determining incentive compensation; (ii) to evaluate the effectiveness of our business strategies; and (iii) because our credit agreement uses measures similar to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to measure our compliance with certain covenants.

Among other limitations, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; in the case of Adjusted EBITDA, does not reflect income tax expense or benefit for periods prior to the reorganization; and may be calculated by other companies in our industry differently than we do or not at all, which may limit their usefulness as comparative measures.

Because of these limitations, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. You should review the reconciliation of net income to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS below and not rely on any single financial measure to evaluate our business.

Shoals Technologies Group, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands, except shares)

	December 31,
	2021	2020
Assets
Current Assets
Cash and cash equivalents	$5,006	$10,073
Accounts receivable, net	31,499	27,004
Unbilled receivables	13,533	3,794
Inventory, net	38,368	15,121
Other current assets	5,042	155
Total Current Assets	93,448	56,147
Property, plant and equipment, net	15,574	12,763
Goodwill	69,436	50,176
Other intangible assets, net	65,236	71,988
Deferred tax assets	176,958	—
Other assets	5,762	4,236
Total Assets	$426,414	$195,310

Liabilities and Stockholders' Deficit / Members’ Deficit
Current Liabilities
Accounts payable	$19,985	$14,634
Accrued expenses	9,569	5,967
Long-term debt—current portion	2,000	3,500
Total Current Liabilities	31,554	24,101
Revolving line of credit	55,140	20,000
Long-term debt, less current portion	189,913	335,332
Payable pursuant to the tax receivable agreement	156,374	—
Other long-term liabilities	931	—
Total Liabilities	433,912	379,433
Commitments and Contingencies (Note 13)
Stockholders’ Deficit / Members’ Deficit
Members’ deficit	—	(184,123)
Preferred stock, $0.00001 par value - 5,000,000 shares authorized; none issued and outstanding as of December 31, 2021	—	—
Class A common stock, $0.00001 par value - 1,000,000,000 shares authorized; 112,049,981 shares issued and outstanding as of December 31, 2021	1	—
Class B common stock, $0.00001 par value - 195,000,000 shares authorized; 54,794,479 shares issued and outstanding as of December 31, 2021	1	—
Additional paid-in capital	95,684	—
Accumulated deficit	(93,133)	—
Total stockholders’ equity attributable to Shoals Technologies Group, Inc. / members' equity (deficit)	2,553	(184,123)
Non-controlling interests	(10,051)	—
Total stockholders’ deficit / members’ deficit	(7,498)	(184,123)
Total Liabilities and Stockholders’ Deficit / Members’ Deficit	$426,414	$195,310

Shoals Technologies Group, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$48,046	$38,753	$213,212	$175,518
Cost of revenue	32,123	23,911	130,567	108,972
Gross profit	15,923	14,842	82,645	66,546
Operating Expenses
General and administrative expenses	11,028	5,618	37,893	21,008
Depreciation and amortization	2,215	2,068	8,520	8,262
Total Operating Expenses	13,243	7,686	46,413	29,270
Income from Operations	2,680	7,156	36,232	37,276
Interest expense, net	(3,638)	(2,909)	(14,549)	(3,510)
Payable pursuant to the tax receivable agreement adjustment	2,015	—	(1,663)	—
Loss on debt repayment	—	—	(15,990)	—
Income before income taxes	1,057	4,247	4,030	33,766
Income tax expense	(3,209)	—	(86)	—
Net income	(2,152)	4,247	3,944	33,766
Less: net income attributable to non-controlling interests	(315)	—	1,596	—
Net income attributable to Shoals Technologies Group, Inc.	$(1,837)	$4,247	$2,348	$33,766

	Three Months Ended December 31, 2021		Period from January 27, 2021 to December 31, 2021
Loss per share of Class A common stock:
Basic	$(0.04)		$0.00
Diluted	$(0.04)		$0.00
Weighted average shares of Class A common stock outstanding:
Basic	106,233		99,269
Diluted	106,233		99,269

Shoals Technologies Group, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Twelve Months Ended December 31,
	2021	2020
Cash Flows from Operating Activities
Net income	$3,944	$33,766
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	10,053	9,405
Amortization/write off of deferred financing costs	5,969	351
Equity-based compensation	11,286	8,251
Provision for slow-moving inventory	(1,418)	188
Deferred taxes	(1,476)	—
Payable pursuant to the TRA adjustment	1,663	—
Gain on sale of assets	52	—
Changes in assets and liabilities, net of business acquisition:
Accounts receivable	818	288
Unbilled receivables	(9,739)	(1,289)
Inventory	(17,188)	(6,475)
Other assets	341	643
Accounts payable	(3,877)	4,251
Accrued expenses	(4,511)	4,703
Net Cash Provided by (Used in) Operating Activities	(4,083)	54,082
Cash Flows Used In Investing Activities
Purchases of property, plant and equipment	(4,126)	(3,236)
Acquisition of a business, net of cash acquired	(12,909)	—
Net Cash Used in Investing Activities	(17,035)	(3,236)
Cash Flows from Financing Activities
Member / non-controlling interest distributions	(4,837)	(376,046)
Employee withholding taxes related to net settled equity awards	(137)	—
Deferred financing costs	(94)	(11,821)
Proceeds from term loan facility	—	350,000
Payments on term loan facility	(152,750)	—
Proceeds from revolving credit facility	49,140	20,000
Repayments of revolving credit facility	(14,000)	—
Proceeds from issuance of Class A common stock sold in an IPO	278,833	—
Purchase of LLC Interests with proceeds from IPO	(124,312)	—
Proceeds from issuance of Class A common stock in follow-on offering, net of underwriting discounts and commissions	281,064	—
Purchase of LLC Interests with proceeds from follow-on offering	(281,064)	—
Payment of debt assumed in acquisition	(1,537)	—
Deferred offering costs	(9,704)	(3,738)
Payments on senior debt - term loan	—	(26,250)
Proceeds from senior debt - revolving line of credit	—	—

Shoals Technologies Group, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Twelve Months Ended December 31,
	2021	2020
Payments on senior debt - revolving line of credit	—	—
Proceeds from delayed draw term loan facility	—	20,000
Payments on delayed draw term loan facility	—	(20,000)
Net Cash Provided by (Used in) Financing Activities	20,602	(47,855)
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	(516)	2,991
Cash, Cash Equivalents and Restricted Cash—Beginning of Period	10,073	7,082
Cash, Cash Equivalents and Restricted Cash—End of Period	$9,557	$10,073

Shoals Technologies Group, Inc.
Adjusted EBITDA and Adjusted Net Income Reconciliation (Unaudited)
(in thousands)
Reconciliation of Net Income to Adjusted EBITDA (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income	$(2,152)	$4,247	$3,944	$33,766
Interest expense, net	3,638	2,909	14,549	3,510
Income tax expense	3,209	—	86	—
Depreciation expense	436	391	1,701	1,420
Amortization of intangibles	2,272	1,997	8,352	7,985
Payable pursuant to the TRA adjustment(a)	(2,015)	—	1,663	—
Loss on debt repayment	—	—	15,990	—
Equity-based compensation	4,382	1,032	11,286	8,251
Acquisition-related expenses	652	—	2,349	—
COVID-19 expenses(b)	70	884	339	2,890
Non-recurring and other expenses(c)	777	2,633	2,598	3,077
Adjusted EBITDA	$11,269	$14,093	$62,857	$60,899

(a)    Represents an adjustment to eliminate the remeasurement of the payable pursuant to the TRA.
(b)    Represents costs incurred as a direct impact from the COVID-19 pandemic, disinfecting and reconfiguration of facilities, medical professionals to conduct daily screenings of employees, premium pay during the pandemic to hourly workers in 2020 and direct legal costs associated with the pandemic.
(c) Represents certain costs associated with non-recurring professional services, Oaktree’s expenses and other costs.

Shoals Technologies Group, Inc.
Adjusted EBITDA and Adjusted Net Income Reconciliation (Unaudited)
(in thousands)
Reconciliation of Net Income Attributable to Shoals Technologies Group, Inc. to Adjusted Net Income (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income attributable to Shoals Technologies Group, Inc.	$(1,837)	$4,247	$2,348	$33,766
Net income impact from pro forma conversion of Class B common stock to Class A common stock (a)	(315)	—	1,596	—
Adjustment to the provision for income tax (b)	20	(862)	(456)	(7,327)
Tax effected net income	(2,132)	3,385	3,488	26,439
Amortization of intangibles	2,272	1,997	8,352	7,985
Amortization of deferred financing costs	277	320	1,230	351
Payable pursuant to the TRA adjustment(c)	(2,015)	—	1,663	—
Loss on debt repayment	—	—	15,990	—
Equity-based compensation	4,382	1,032	11,286	8,251
Acquisition-related expenses	652	—	2,349	—
COVID-19 expenses (d)	70	884	339	2,890
Non-recurring and other expenses (e)	777	2,633	2,598	3,077
Tax impact of adjustments (f)	(3,409)	(1,266)	(11,381)	(3,104)
Adjusted Net Income	$874	$8,985	$35,914	$45,889
(a)    Reflects net income to Class A common shares from pro forma exchange of corresponding shares of our Class B common shares held by our Founder and management.
(b)    Shoals Technologies Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Shoals Parent LLC. The adjustment to the provision for income tax reflects the effective tax rates below, assuming Shoals Technologies Group, Inc. owns 100% of the units in Shoals Parent LLC.

	Twelve Months Ended December 31,
	2021	2020
Statutory U.S. Federal income tax rate	21.0%	21.0%
State and local taxes (net of federal benefit)	6.4%	0.7%
Permanent items	1.2%	—%
Effective income tax rate for Adjusted Net Income	28.6%	21.7%

(c)    Represents an adjustment to eliminate the remeasurement of the payable pursuant to the TRA.
(d)    Represents costs incurred as a direct impact from the COVID-19 pandemic, disinfecting and reconfiguration of facilities, medical professionals to conduct daily screenings of employees, premium pay during the pandemic to hourly workers in 2020 and direct legal costs associated with the pandemic.
(e) Represents certain costs associated with non-recurring professional services, Oaktree’s expenses and other costs.

Shoals Technologies Group, Inc.
Adjusted EBITDA and Adjusted Net Income Reconciliation (Unaudited)
(in thousands)
(f)    Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding (in thousands, except per share):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Diluted weighted average shares of Class A common shares outstanding, excluding Class B common shares	106,606	N/A (b)	99,507	N/A (b)
Assumed pro forma conversion of Class B common shares to Class A common shares	60,611	N/A (b)	67,429	N/A (b)
Adjusted diluted weighted average shares outstanding	167,217	N/A (b)	166,936	N/A (b)

Adjusted Net Income (a)	$874	N/A (b)	$35,914	N/A (b)
Adjusted Diluted EPS	$(0.01)	N/A (b)	$0.22	N/A (b)

(a) Represents Adjusted Net Income for the full period presented.
(b) This Non-GAAP measure is not applicable for this period, as the reorganization transactions had not yet occurred.